NORTH AMERICAN SENIOR FLOATING RATE FUND, INC.
                ARTICLES OF AMENDMENT AND RESTATEMENT OF CHARTER
                              (UNDER SECTION 2-609)

                                    * * * * *

      North American Senior Floating Rate Fund, Inc., a Maryland corporation, having its principal office at 125 High Street, Boston Massachusetts (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The Charter of the Corporation is hereby amended by deleting in its entirety Article V, and inserting in lieu thereof, the following:

                                    ARTICLE V

                                  CAPITAL STOCK

      (1) The total number of shares of capital stock which the Corporation shall have authority to issue is one billion (1,000,000,000) shares of capital stock, of the par value of $0.01 per share and of the aggregate par value of $10,000,000, all of which shares initially are classified as "Common Stock," to be divided into three classes, consisting of 400,000,000 shares of Class A Common Stock (of the aggregate par value of $4,000,000), 300,000,000 shares of Class B Common Stock (of the aggregate par value of $3,000,000) and 300,000,000 shares of Class C Common Stock (of the aggregate par value of $3,000,000). All shares of Common Stock issued and outstanding as of the date of these Amended and Restated Articles will be reclassified as Class B Common Stock.

      (2) Each share of Class A, Class B and Class C Common Stock of the Corporation shall represent the same interest in the Corporation and shall have identical voting, dividend, liquidation and other rights, except as otherwise set forth in this Article V and except that:

            (a) expenses related solely to a particular Class (including, without limitation, expenses under a service or distribution plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class;

            (b) the Class A Common Stock shall be subject to a front-end sales load and/or early withdrawal charge, and a distribution fee and/or shareholder service fee as determined by the Board of Directors from time to time;

            (c) the Class B Common Stock shall be subject to an early withdrawal charge and a distribution fee and/or shareholder service fee as determined by the Board of Directors from time to time;

            (d) the Class C Common Stock shall be subject to an early withdrawal charge and a distribution fee and/or shareholder service fee as determined by the Board of Directors from time to time;

            (e) On the eighth anniversary of the first business day of the month following the month in which Class B Common Stock shares were purchased by a stockholder, such Class B Common Stock shares (as well as a pro rata portion of any Class B Common Stock shares purchased through the reinvestment of dividends and other distributions paid in respect of all Class B Common Stock shares held by such stockholder) shall automatically convert to Class A Common Stock shares; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that the conversion of the Class B Common Stock shares does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of Class B Common Stock shares if such opinion is no longer available;

            (f) On the tenth anniversary of the first business day of the month following the month in which Class C Common Stock shares were purchased by a stockholder, such Class C Common Stock shares (as well as a pro rata portion of any Class C Common Stock shares purchased through the reinvestment of dividends and other distributions paid in respect of all Class C Common Stock shares held by such stockholder) shall automatically convert to Class A Common Stock shares; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that the conversion of the Class C Common Stock shares does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of Class C Common Stock shares if such opinion is no longer available.

            (g) The number of shares of Class A Common Stock into which the Class B or Class C Common Stock is converted pursuant to subsections
            (2)(e) and (2)(f) above shall equal the number (including for these purposes fractional shares) obtained by dividing the net asset value per share of the Class B or Class C Common Stock, as the case may be, for purposes of sales and repurchases on the conversion date, by the net asset value per share of the Class A Common Stock for purposes of sales and repurchases thereof on the conversion date.

            (h) On the conversion date, the shares of the Class B and Class C Common Stock of the Corporation converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof as holders of Class B or Class C shares will cease (except the right to receive declared but unpaid dividends to the conversion date).

            (i) The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of shares of the Class B and Class C Common Stock to shares of the Class A Common Stock as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in the Corporation's Charter and subject to any restrictions or requirements under the Investment Company Act of 1940 and the rules, regulations and interpretations thereof promulgated or issued by the SEC, and conditions or limitations contained in any order issued by the SEC applicable to the Corporation, or any restrictions or requirements under the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations promulgated or issued thereunder.

            (j) The holders of each Class of capital stock classified or designated by this Charter shall have such rights to exchange their shares for stock of any other Class or shares of another investment company upon such terms as may be approved by the Board of Directors from time to time and set forth in appropriate disclosure documents under the applicable laws, rules and regulations of the Securities and Exchange Commission (the "SEC") and the rules of the National Association of Securities Dealers (the "NASD"), including but not limited to such rights to credit holding periods of the shares exchanged with respect to the shares received in the exchange.

      (3) Without the assent or vote of the shareholders, the Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

      (4) Unless otherwise expressly provided in the Corporation's Charter, including without limitation Article V, Section (2), the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each such class or series of capital stock.

      (5) Unless otherwise expressly provided in the Corporation's Charter, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class is required by the Investment Company Act of 1940, as amended (the "Investment Company Act"), and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation law, such requirement as to a separate vote by that class shall apply in lieu of a general vote of all classes as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes, then subject to paragraph (c) below, the shares of all other classes not entitled to a separate vote shall vote together as a single class; and (c) as to any matter which in the judgment of the Board of Directors (which shall be conclusive) does not affect the interest of a particular class, such class shall not be entitled to any vote and only the holders of shares of the one or more affected classes shall be entitled to vote.

      (6) Except as otherwise provided in the Corporation's Charter, where any provision of Maryland law requires a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, notwithstanding such provision of Maryland law, any such action may be taken or authorized by the Corporation on the affirmative vote of a majority of the votes entitled to be cast on the matter (or by a majority of the votes entitled to be cast thereon as a separate class).

      (7) The net asset value per share of any Class shall be the quotient obtained by dividing the value of the net assets of that Class (being the value of the securities and other assets attributable to that Class less the liabilities attributable to that Class) by the total number of shares of that Class outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets attributable to, and the net asset value per share of outstanding shares of, each Class, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

      (8) All shares of each particular Class shall represent an equal proportionate interest in the assets attributable to the Class (subject to the liabilities of that Class), and each share of any particular Class shall be equal to each other share of that Class. The Board of Directors may from time to time divide or combine the shares of any particular Class into a greater or lesser number of shares of that Class without thereby changing the proportionate interest in the assets attributable to that Class or in any way affecting the rights of holders of shares of any other Class.

      (9) Unless otherwise expressly provided in the Corporation's Charter, including without limitation, Article V, Section (2), in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation (as such liability may affect one or more of the classes and series of shares of capital stock of the Corporation), to share ratably in the remaining net assets of the Corporation.

      (10) Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

      (11) All persons who acquire capital stock in the Corporation shall acquire the same subject to the provisions of the Corporation's Charter.

      SECOND: The Charter of the Corporation is hereby amended by deleting in its entirety Section 1 of Article VI, and inserting in lieu thereof the following:

      (1) The number of directors of the Corporation shall be three (3), which number may be increased pursuant to the By-Laws of the Corporation but shall never be less than three (3).

      THIRD: The Charter of the Corporation is hereby amended by deleting in its entirety Article XI, and inserting in lieu thereof the following:

                                   ARTICLE XI

                         CONVERSION TO OPEN-END COMPANY

      Notwithstanding any other provisions of the Corporation's Charter, the conversion of the Corporation from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, shall require the affirmative vote or consent of the holders of two-thirds (66 2/3%) of the shares of capital stock of the Corporation outstanding and entitled to vote unless such action has previously been approved, adopted, or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the Corporation's By-Laws, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the matter shall be required.

      FOURTH: The Charter of the Corporation is hereby amended by deleting in its entirety Section 1 of Article XIII, and inserting in lieu thereof the following:

      (1) In addition to the affirmative vote of three-fourths (75%) of the entire Board of Directors, the affirmative vote of at least (i) three-fourths (75%) of the shares of capital stock of the Corporation outstanding and entitled to vote on the matter and (ii) in the case of a "Business Combination" (as defined below), two-thirds (66 2/3%) of the shares of capital stock of the Corporation outstanding and entitled to vote on the matter, excluding votes entitled to be cast by an "Interested Party" (as defined below) who is, or whose "Affiliate" (as defined below), is a party to a Business Combination or an Affiliate or associate of the Interested Party, shall be required to advise, approve, adopt or authorize any of the following:

      FIFTH: The Charter of the Corporation is hereby amended by deleting in its entirety Article XVI, and inserting in lieu thereof the following:

                                   ARTICLE XVI

                                    AMENDMENT

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Corporation's Charter, in the manner now or hereafter prescribed by statute, including any amendment that alters the contract rights, as expressly set forth in the Corporation's Charter, of any outstanding stock and substantially adversely affects the shareholders' rights, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding any other provisions of the Corporation's Charter or By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Corporation's Charter or By-Laws), the amendment or repeal of Section (6) of
Article V, Section (1), Section (3), or Section (4) of Article VI, Article IX,
Article X, Article XII, Article XIV, or this Article XVI of these Articles of Incorporation shall require the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter. Notwithstanding any other provisions of the Corporation's Charter or By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Corporation's Chapter or By-Laws), the amendment or repeal of Article XI and this sentence of this
Article XVI shall require the affirmative vote or consent of the holders of at least two-thirds (66 2/3%) of the Corporation's shares of capital stock outstanding and entitled to vote on the matter. Notwithstanding any other provisions of the Corporation's Charter or By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Corporation's Charter or By-Laws), the amendment or repeal of Article XIII and this sentence of this
Article XVI shall require the affirmative vote of the holders of at least three-fourths (75%) of the Corporation's shares of capital stock outstanding and entitled to vote on the matter.

      SIXTH: The Corporation desires to amend and restate its charter as currently in effect and as hereinafter provided.

      SEVENTH: The following provisions are all the provisions of the charter currently in effect and as amended and restated:

                                    ARTICLE I

      The following are the amended and restated Articles of Incorporation of the North American Senior Floating Rate Fund, Inc., a Maryland corporation.

                                   ARTICLE II

                                      NAME

      The name of the Corporation is North American Senior Floating Rate Fund, Inc. (the "Corporation").

                                   ARTICLE III

                               PURPOSES AND POWERS

      The purpose or purposes for which the Corporation is formed is to act as and to conduct the business of a closed-end management investment company under the federal Investment Company Act of 1940, as amended, (the "1940 Act"). The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred on, corporations by the General Laws of the State of Maryland now or hereafter in force. The term "Charter" refers to the Corporation's Articles of Incorporation, as amended from time to time, and as supplemented by Articles Supplementary.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

      The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK

      (1) The total number of shares of capital stock which the Corporation shall have authority to issue is one billion (1,000,000,000) shares of capital stock, of the par value of $0.01 per share and of the aggregate par value of $10,000,000, all of which shares initially are classified as "Common Stock," to be divided into three classes, consisting of 400,000,000 shares of Class A Common Stock (of the aggregate par value of $4,000,000), 300,000,000 shares of Class B Common Stock (of the aggregate par value of $3,000,000) and 300,000,000 shares of Class C Common Stock (of the aggregate par value of $3,000,000). All shares of Common Stock issued and outstanding as of the date of these Amended and Restated Articles will be reclassified as Class B Common Stock.

      (2) Each share of Class A, Class B and Class C Common Stock of the Corporation shall represent the same interest in the Corporation and shall have identical voting, dividend, liquidation and other rights, except as otherwise set forth in this Article V and except that:

      (a) expenses related solely to a particular Class (including, without limitation, expenses under a service or distribution plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class;

      (b) the Class A Common Stock shall be subject to a front-end sales load and/or early withdrawal charge, and a distribution fee and/or shareholder service fee as determined by the Board of Directors from time to time;

      (c) the Class B Common Stock shall be subject to an early withdrawal charge and a distribution fee and/or shareholder service fee as determined by the Board of Directors from time to time;

      (d) the Class C Common Stock shall be subject to an early withdrawal charge and a distribution fee and/or shareholder service fee as determined by the Board of Directors from time to time;

      (e) On the eighth anniversary of the first business day of the month following the month in which Class B Common Stock shares were purchased by a stockholder, such Class B Common Stock shares (as well as a pro rata portion of any Class B Common Stock shares purchased through the reinvestment of dividends and other distributions paid in respect of all Class B Common Stock shares held by such stockholder) shall automatically convert to Class A Common Stock shares; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that the conversion of the Class B Common Stock shares does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of Class B Common Stock shares if such opinion is no longer available;

      (f) On the tenth anniversary of the first business day of the month following the month in which Class C Common Stock shares were purchased by a stockholder, such Class C Common Stock shares (as well as a pro rata portion of any Class C Common Stock shares purchased through the reinvestment of dividends and other distributions paid in respect of all Class C Common Stock shares held by such stockholder) shall automatically convert to Class A Common Stock shares; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that the conversion of the Class C Common Stock shares does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of Class C Common Stock shares if such opinion is no longer available.

      (g) The number of shares of Class A Common Stock into which the Class B or Class C Common Stock is converted pursuant to subsections (2)(e) and (2)(f) above shall equal the number (including for these purposes fractional shares) obtained by dividing the net asset value per share of the Class B or Class C Common Stock, as the case may be, for purposes of sales and repurchases on the conversion date, by the net asset value per share of the Class A Common Stock for purposes of sales and repurchases thereof on the conversion date.

      (h) On the conversion date, the shares of the Class B and Class C Common Stock of the Corporation converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof as holders of Class B or Class C shares will cease (except the right to receive declared but unpaid dividends to the conversion date).

      (i) The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of shares of the Class B and Class C Common Stock to shares of the Class A Common Stock as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in the Corporation's Charter and subject to any restrictions or requirements under the Investment Company Act of 1940 and the rules, regulations and interpretations thereof promulgated or issued by the SEC, and conditions or limitations contained in any order issued by the SEC applicable to the Corporation, or any restrictions or requirements under the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations promulgated or issued thereunder.

      (j) The holders of each Class of capital stock classified or designated by this Charter shall have such rights to exchange their shares for stock of any other Class or shares of another investment company upon such terms as may be approved by the Board of Directors from time to time and set forth in appropriate disclosure documents under the applicable laws, rules and regulations of the Securities and Exchange Commission (the "SEC") and the rules of the National Association of Securities Dealers (the "NASD"), including but not limited to such rights to credit holding periods of the shares exchanged with respect to the shares received in the exchange.

      (3) Without the assent or vote of the shareholders, the Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

      (4) Unless otherwise expressly provided in the Corporation's Charter, including without limitation Article V, Section (2), the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each such class or series of capital stock.

      (5) Unless otherwise expressly provided in the Corporation's Charter, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class is required by the Investment Company Act of 1940, as amended (the "Investment Company Act"), and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation law, such requirement as to a separate vote by that class shall apply in lieu of a general vote of all classes as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes, then subject to paragraph (c) below, the shares of all other classes not entitled to a separate vote shall vote together as a single class; and (c) as to any matter which in the judgment of the Board of Directors (which shall be conclusive) does not affect the interest of a particular class, such class shall not be entitled to any vote and only the holders of shares of the one or more affected classes shall be entitled to vote.

      (6) Except as otherwise provided in the Corporation's Charter, where any provision of Maryland law requires a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, notwithstanding such provision of Maryland law, any such action may be taken or authorized by the Corporation on the affirmative vote of a majority of the votes entitled to be cast on the matter (or by a majority of the votes entitled to be cast thereon as a separate class).

      (7) The net asset value per share of any Class shall be the quotient obtained by dividing the value of the net assets of that Class (being the value of the securities and other assets attributable to that Class less the liabilities attributable to that Class) by the total number of shares of that Class outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the ByLaws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets attributable to, and the net asset value per share of outstanding shares of, each Class, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

      (8) All shares of each particular Class shall represent an equal proportionate interest in the assets attributable to the Class (subject to the liabilities of that Class), and each share of any particular Class shall be equal to each other share of that Class. The Board of Directors may from time to time divide or combine the shares of any particular Class into a greater or lesser number of shares of that Class without thereby changing the proportionate interest in the assets attributable to that Class or in any way affecting the rights of holders of shares of any other Class.

      (9) Unless otherwise expressly provided in the Corporation's Charter, including without limitation, Article V, Section (2), in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation (as such liability may affect one or more of the classes and series of shares of capital stock of the Corporation), to share ratably in the remaining net assets of the Corporation.

      (10) Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

      (11) All persons who acquire capital stock in the Corporation shall acquire the same subject to the provisions of the Corporation's Charter.

                                   ARTICLE VI

       PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF
              THE CORPORATION AND OF THE DIRECTORS AND SHAREHOLDERS

      (1) The number of directors of the Corporation shall be three (3), which number may be increased pursuant to the By-Laws of the Corporation but shall never be less than three (3).

      (2) Without the assent or vote of the shareholders, the Board of Directors shall have the power to authorize the issuance from time to time of shares of the capital stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of capital stock of the Corporation or of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

      (3) The Board of Directors of the Corporation is vested with the sole power, to the exclusion of the shareholders, to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act.

      (4) A director may be removed only with cause, and any such removal may be made only by the vote of three-fourths (75%) of the shares of capital stock of the Corporation outstanding and entitled to vote on the matter.

      (5) The Corporation's books may be kept outside the state of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the Corporation's By-Laws, subject to any provisions of Maryland law.

      (6) All corporate powers and authority of the Corporation shall be vested in and exercised by the Board of Directors except as otherwise provided by statute, the Corporation's Charter, or the Corporation's By-Laws. The enumeration and definition of the particular powers of the Board of Directors included in the Corporation's Charter shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred on the Board of Directors under the General Laws of the State of Maryland in force now or in the future.

                                   ARTICLE VII

                           DENIAL OF PREEMPTIVE RIGHTS

      Shareholders shall not have preemptive or preferential rights to acquire or subscribe to any shares of capital stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder. Any or all such shares or securities, whenever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for such lawful consideration and on such terms as the Board of Directors determines in its sole discretion without first offering the shares to any such holder. The Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds, other securities convertible into shares of a class, either in whole or in part, to the existing shareholders.

                                  ARTICLE VIII

                              DETERMINATION BINDING

      The Board of Directors shall have the power to determine, in accordance with generally accepted accounting principles, the Corporation's net income, its total assets and liabilities, and the net asset value of the shares of capital stock of the Corporation. The Board of Directors may delegate such power to any one or more of the directors or officers of the Corporation, its investment adviser, administrator, custodian, or depositary of the Corporation's assets, or another agent of the Corporation appointed for such purposes.

                                   ARTICLE IX

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

      (1) Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the General Laws of the State of Maryland, subject to the requirements of the 1940 Act. This paragraph shall not be construed as the exclusive means of indemnification of directors and officers. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution, or agreement make further provisions for indemnification of directors, officers, employees, and agents to the fullest extent permitted by the General Laws of the State of Maryland.

      (2) To the fullest extent permitted by the General Laws of the State of Maryland, subject to the requirements of the 1940 Act, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of the Corporation's Charter or repeal of any provision of the Corporation's Charter shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal. This provision applies to events occurring at the time a person serves as a director or officer of the Corporation, whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

      (3) References to the General Laws of the State of Maryland in this Article are to the law as from time to time amended. No further amendment of the Corporation's Charter shall affect any right of any person under this Article based on any event, omission, or proceeding prior to such amendment.

                                    ARTICLE X

                        PRIVATE PROPERTY OF SHAREHOLDERS

      The private property of shareholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE XI

                         CONVERSION TO OPEN-END COMPANY

      Notwithstanding any other provisions of the Corporation's Charter, the conversion of the Corporation from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, shall require the affirmative vote or consent of the holders of two-thirds (66 2/3%) of the shares of capital stock of the Corporation outstanding and entitled to vote unless such action has previously been approved, adopted, or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the Corporation's By-Laws, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the matter shall be required.

                                   ARTICLE XII

                               PERPETUAL EXISTENCE

               The duration of the Corporation shall be perpetual.

                                  ARTICLE XIII

                              CERTAIN TRANSACTIONS

      (1) In addition to the affirmative vote of three-fourths (75%) of the entire Board of Directors, the affirmative vote of at least (i) three-fourths (75%) of the shares of capital stock of the Corporation outstanding and entitled to vote on the matter and (ii) in the case of a "Business Combination" (as defined below), two-thirds (66 2/3%) of the shares of capital stock of the Corporation outstanding and entitled to vote on the matter, excluding votes entitled to be cast by an "Interested Party" (as defined below) who is, or whose "Affiliate" (as defined below), is a party to a Business Combination or an Affiliate or associate of the Interested Party, shall be required to advise, approve, adopt or authorize any of the following:

            (a) a merger, consolidation or statutory share exchange of the Corporation with or into another person;

            (b) issuance or transfer by the Corporation (in one or a series of transactions in any 12 month period) of any securities of the Corporation to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Corporation, sales of securities of the Corporation in connection with a public offering, issuances of securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation, issuances of securities by the Corporation on the exercise of any stock subscription rights distributed by the Corporation and portfolio transactions effected by the Corporation in the ordinary course of business;

            (c) sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the

            Corporation having an aggregate fair market value of $1,000,000 or more, except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Corporation in the ordinary course of its business, and except for transactions undertaken pursuant to the Corporation's fundamental policy to conduct repurchase offers pursuant to Rule 23c-3 of the General Rules and Regulations under the 1940 Act, as that rule may be amended or re- designated from time to time and as modified by exemptive orders issued by the U.S. Securities and Exchange Commission;

            (d) the voluntary liquidation or dissolution of the Corporation, or an amendment to the Corporation's Charter to terminate the Corporation's existence; or

            (e) unless the 1940 Act or federal law requires a lesser vote, any shareholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets as to which shareholder approval is required under federal or Maryland law.

      (2) However, the three-fourths (75%) and two-thirds (66 2/3%) shareholder votes will not be required by this Article XIII with respect to any of the above described transactions (other than those set forth in (e) above) if they are approved by a vote of three-fourths (75%) of the Continuing Directors (as defined below), including a majority of the Continuing Directors who are not "interested persons" of the Corporation, as that term is defined in the 1940 Act.

      (3) For the purposes of this Article XIII, the following terms shall have the following meaning:

            (a) "Affiliate" has the meaning ascribed to that term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

            (b) "Business Combination" means any of the transactions described in clauses (1)(a), (1)(b), or (1)(c) of this Article XIII;

            (c) "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or has been a member of the Board of Directors since the date of these Articles of Incorporation, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors;

            (d) For purposes of this Article XIII, the term "Corporation" includes the Corporation and/or any or all of its subsidiaries;

            (e) "Interested Party" means any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to entire, into a Business Combination with the Corporation.

      (4) The Board of Directors will have the power and duty to determine for the purposes of this Article XIII on the basis of information known to them, whether (i) a corporation, person or entity is an Affiliate of another, or (ii) the assets being sold or acquired or leased to or by the Corporation have an aggregate fair market value of less than $1,000,000. Any such determination shall be conclusive and binding for all purposes of this Article XIII.

                                   ARTICLE XIV

                             CONSENT OF SHAREHOLDERS

      Notwithstanding any other provisions of the Corporation's Charter or By-Laws, any action taken by the written consent of the holders of the outstanding shares of the capital stock of the Corporation must be taken by unanimous written consent of the holders of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter.

                                   ARTICLE XV

                              SHAREHOLDER MEETINGS

      The Corporation shall not hold annual meetings of shareholders in any year in which the election of directors is not required to be acted on under the 1940 Act.

                                   ARTICLE XVI

                                    AMENDMENT

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Corporation's Charter, in the manner now or hereafter prescribed by statute, including any amendment that alters the contract rights, as expressly set forth in the Corporation's Charter, of any outstanding stock and substantially adversely affects the shareholders' rights, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding any other provisions of the Corporation's Charter or

By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Corporation's Charter or By-Laws), the amendment or repeal of Section (6) of Article V, Section (1), Section (3), or Section (4) of Article VI, Article IX, Article X, Article XII, Article XIV, or this Article XVI of these Articles of Incorporation shall require the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter. Notwithstanding any other provisions of the Corporation's Charter or By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Corporation's Chapter or By-Laws), the amendment or repeal of Article XI and this sentence of this Article XVI shall require the affirmative vote or consent of the holders of at least two-thirds (66 2/3%) of the Corporation's shares of capital stock outstanding and entitled to vote on the matter. Notwithstanding any other provisions of the Corporation's Charter or By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Corporation's Charter or By-Laws), the amendment or repeal of Article XIII and this sentence of this
Article XVI shall require the affirmative vote of the holders of at least three-fourths (75%) of the Corporation's shares of capital stock outstanding and entitled to vote on the matter.

      EIGHTH: The amendments of the Charter of the Corporation as hereinabove set forth have been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

      NINTH: The restatement of the Charter as hereinabove set forth has been approved by a majority of the entire board of directors as required by law.

      TENTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

      ELEVENTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

      TWELFTH: The number of directors of the Corporation are five and the names of the directors currently in office are:

                  Bradford K. Gallagher
                  William F. Devin
                  William F. Achtmeyer
                  Kenneth J. Lavery
                  Arthur S. Loring

      IN WITNESS WHEREOF, North American Senior Floating Rate Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested (or witnessed) by its Secretary on July 23, 1998, and its President hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Restatement and Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.



                                             NORTH AMERICAN SENIOR
                                               FLOATING RATE FUND, INC.


                                             By: /s/ Bradford K. Gallagher
                                                 -------------------------------
                                             Name:  Bradford K. Gallagher
                                             Title: President


Attested: (Witnessed):

/s/ John I. Fitzgerald
-----------------------
John I. Fitzgerald
Secretary